Exhibit 10.9

AMERICAN SURGICAL HOLDINGS, INC.

FORM OF STOCK OPTION GRANT NOTICE AND STOCK OPTION AGREEMENT

American Surgical Holdings, Inc. (the “Company”), hereby grants to the Optionee listed below (“Optionee”), an option (the “Option”) to purchase the number of shares of the Company’s common stock, par value $0.001 per share (the “Stock”), set forth below.  This option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement, which is incorporated herein by reference.

Optionee:	___________________________________
Grant Date:	___________________________________
Exercise Price per Share:	$___________________ per share
Total Number of Underlying Shares of Stock:	___________________________________
Total Exercise Price:	$__________________________________
Expiration Date:	___________________________________
Type of Option:	Non-Qualified Stock Option
Vesting Schedule:	Daily in equal installments for a period of three years commencing on the Grant Date, based on a 365-day year

The Exercise Price per Share is based on the closing price of the Company's Stock on the Over-the-Counter Bulletin Board for the five business day immediately preceding the date of the grant. The Company believes this Exercise Price to be no less than the fair market value of a share of Stock as of the Grant Date, determined in good faith in compliance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.  However, there is no guarantee that the Internal Revenue Service (the “IRS”) will agree with the Company’s determination.  A subsequent IRS determination that the Exercise Price per Share is less than such fair market value could result in adverse tax consequences to the Optionee.  By signing below, the Optionee agrees that the Company, its directors, officers and shareholders shall not be held liable for any tax, penalty, interest or cost incurred by the Optionee as a result of such determination by the IRS.  The Optionee is urged to consult with his or her own tax advisor regarding the tax consequences of the Option, including the application of Section 409A.

By his/her signature and the Company’s signature below, Optionee agrees to be bound by the terms and conditions of the Stock Option Agreement attached hereto.  Optionee has reviewed the Stock Option Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this option and fully understands all provisions of this Grant Notice and the Stock Option Agreement.  Optionee agrees to notify the Company upon any change in the residence address indicated below.

AMERICAN SURGICAL HOLDINGS, INC.:	OPTIONEE:

By:	By:

Print Name:	Print Name:

Title:

Address: 10039 Bissonet, Suite #250 Houston, Texas 77036-7852	Address:

AMERICAN SURGICAL HOLDINGS, INC.

STOCK OPTION AGREEMENT

Pursuant to the Stock Option Grant Notice (“Grant Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, American Surgical Holdings, Inc. (the “Company”) has granted to the Optionee an option (the “Option”) to purchase the number of shares of stock (the “Stock”) indicated in the Grant Notice at the exercise price indicated in the Grant Notice. By signing the Grant Notice, the Optionee: (a) acknowledges receipt of, and represents that the Optionee has read and is familiar with the terms and conditions of, the Grant Notice and this Agreement, (b) accepts the Option subject to all of the terms and conditions of the Grant Notice and this Agreement, and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors, or any committee appointed by the Board of Directors to administer this Agreement or similar agreements (together, the “Board of Directors”), upon any questions arising under the Grant Notice or this Agreement.  Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice.

ARTICLE 1

GRANT OF OPTION

1.1 Grant of Option.  For good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to the Optionee the Option to purchase any part or all of an aggregate of the number of shares of Stock set forth in the Grant Notice, upon the terms and conditions set forth in this Agreement.  The Option shall be a Non-Qualified Stock Option.  “Non-Qualified Stock Option” means an option which is not an Incentive Stock Option.  For this purpose, “Incentive Stock Option” shall mean an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

1.2 Purchase Price.  The purchase price of the shares of Stock subject to the Option shall be as set forth in the Grant Notice, without commission or other charge.

ARTICLE 2

PERIOD OF EXERCISABILITY

2.1 Commencement of Exercisability.  Subject to Section 4.1, the Option shall become exercisable in such amounts and at such times as are set forth in the Grant Notice.

2.2 Expiration of Option.  The Option may not be exercised to any extent by anyone after the expiration of five years from the Grant Date.

ARTICLE 3

EXERCISE OF OPTION

3.1 Right to Exercise.  This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Grant Notice and with the applicable provisions of this Agreement.

3.2 Partial Exercise.  The Option may be exercised in whole or in part at any time prior to the time when the Option expires under Section 2.2.  The Company shall not be required to issue fractional shares upon the exercise of the Option.

3.3 Manner of Exercise.  The Option may be exercised solely by delivery to the Secretary of the Company or the Secretary’s office of all of the following prior to the time when the Option or such portion thereof expires under Section 2.2:

(a) An exercise notice in writing signed by the Optionee or the other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised.  Such notice shall be substantially in the form attached as Exhibit A (the “Exercise Notice”); and

(b) Full payment (in cash or by check) for the shares with respect to which the Option or portion thereof is exercised (unless Optionee elects to exercise this Option as provided in Section 3.4 below); and

(c) Full payment to the Company (or other employer corporation) of all amounts which, under federal, state or local law, it is required to withhold upon exercise of this Option; and

(d) Execution by the Optionee of an Investor Rights Agreement and a Right of First Refusal and Co-Sale Agreement; and

(e) In the event the Option or portion thereof shall be exercised pursuant to Section 3.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

3.4 Net Issue Exercise.  In lieu of exercising this Option, Optionee may elect to receive shares equal to the value of this Option (or the portion thereof being exercised) by surrender of this Option at the principal office of the Company, together with notice of such election in the form of Exhibit A hereto, in which event the Company shall issue to Optionee a number of shares of Stock computed using the following formula:

X	=	Y(A-B)
A

Where	X	=	The number of shares of Stock to be issued to Optionee.
	Y	=	The number of shares of Stock purchasable under this Option (as adjusted to the date of such calculation).
	A	=
The “fair market value” of one share of the Company’s Stock, “fair market value” meaning the closing sales price, or if no sales price, the average of the closing bid and asked prices, of the Company’s Stock on the OTC Bulletin Board, Nasdaq or any exchange on which the Stock is traded.

	B	=	Exercise price per share of this Option (as adjusted to the date of such calculation).

3.5 Conditions to Issuance of Stock Certificates.  The shares of Stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company.  Such shares shall be fully paid and nonassessable.  The Company shall not be required to issue any shares of Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The obtaining of any approval or other clearance from any state or federal governmental agency or any other governmental regulatory body, which the Board of Directors shall, in its absolute discretion, deem necessary or advisable;

(b) The receipt by the Company of full payment for such shares, including payment of all amounts which, under federal, state or local tax law, the Company (or other employer corporation) is required to withhold upon exercise of the Option;

(c) The admission of such shares to listing on all stock exchanges or market systems on which such Stock is then listed; and

(d) The lapse of such reasonable period of time following the exercise of the Option as the Board of Directors may from time to time establish for reasons of administrative convenience.

THE OPTIONEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED.  ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.  As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

3.6 Rights as Shareholder.  The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until such shares shall have been issued by the Company to such holder.

3.7 Termination of Option.

(a) Unless otherwise expressly provided in this Agreement, the unexercised but vested portion of the Option shall automatically and without notice immediately terminate and become forfeited, null and void at the time of the earliest to occur of the following:

(i) On the date on which the Optionee’s service with the Company, in all capacities, is terminated for any reason other than as a result of (A) termination of employment without cause or voluntary separation from the Company by an employee or director for reasons other than as set forth in this Section 3.7; (B) retirement on or after attaining the age of 65; (C) early retirement with approval of the Board; (D) disability within the meaning of Section 22(e)(3) of the Internal Revenue Code;  or (E) death; or

(ii) Ninety days from the date on which the Optionee’s service with the Company is terminated as a result of an event described in Section 3.7(a)(i)(A); or

(iii) Two years from the date on which the Optionee's service with the Company is terminated as a result of (A) retirement on or after attaining the age of 65; (B) early retirement with approval of the Board; (C) disability within the meaning of Section 22(e)(3) of the Internal Revenue Code;  or (D) death.

(b) Upon the Optionee’s termination of service as described in this Section 3.7, or otherwise, any portion of the Option not previously vested or not yet exercisable shall be immediately canceled.

ARTICLE 4

OTHER PROVISIONS

4.1 Administration.  The Board of Directors shall have the power to interpret this Agreement.  All actions taken and all interpretations and determinations made by the Board of Directors in good faith shall be final and binding upon the Optionee, the Company and all other interested persons.  No member of the Board of Directors shall be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement or the Option.  In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Board of Directors under this Agreement.  The Optionee hereby accepts as binding, conclusive and final all decisions or interpretations of the Board of Directors upon any questions arising under this Agreement or the Grant Notice or the Option.  To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to applicable laws, rules and regulations.

4.2 Option and Stock Not Transferable.

(a) The Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution unless and until the Option has been exercised, or the shares underlying such Option have been issued, and all restrictions applicable to such shares have lapsed.  Neither the Option nor any interest or right therein shall be liable for the debts, contracts or engagements of the Optionee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

(b) During the lifetime of the Optionee, only the Optionee may exercise the Option or any portion thereof.  After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 2.2, be exercised by the Optionee’s beneficiary.  If no beneficiary has been designated or survives the Optionee, the Option may be exercised by the person entitled to such exercise pursuant to the Optionee’s will or the laws of descent and distribution.

(c) Any transfer or sale of the Stock following exercise of the Option is subject to restrictions on transfer imposed by any applicable state and federal securities laws.  Any transfer or attempted transfer of any of the Stock not in accordance with the terms of this Agreement shall be void and the Company may enforce the terms of this Agreement by stop transfer instructions or similar actions by the Company and its agents or designees.

4.3 Restrictive Legends and Stop-Transfer Orders.

(a) The Optionee understands and agrees that, the Board of Directors may require a restrictive legend or legends, to be embossed or imprinted on any certificate(s) evidencing ownership of the Stock following exercise of the Option, summarizing the restrictions set forth in Section 4.10 or that the Board of Directors may deem necessary or advisable to assure compliance with this Agreement or any law or regulation.

(b) The Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) The Company shall not be required:  (i) to transfer on its books any shares of Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such shares of Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.

4.4 Stock to Be Reserved.  The Company shall at all times during the term of the Option reserve and keep available such number of shares of Stock as will be sufficient to satisfy the requirements of this Agreement.

4.5 Notices.  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company, and any notice to be given to the Optionee shall be addressed to the Optionee at the address given beneath the Optionee’s signature on the Grant Notice.  By a notice given pursuant to this Section 4.5, either party may hereafter designate a different address for notices to be given to that party.  Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee’s designated beneficiary if any, or the person otherwise entitled to exercise his or her Option pursuant to this Agreement by written notice under this Section 4.5.  Any notice shall be deemed duly given when sent via email or enclosed in a properly sealed envelope or wrapper addressed as aforesaid and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

4.6 Change of Control.  Just prior to and in connection with a Change of Control (as hereinafter defined), all unvested Options granted hereby shall vest, and the Board of Directors may:

(a) Require the Optionee to exercise all of the Options represented hereby, and require the Optionee to sell all of the Stock issued pursuant to such exercise to the Acquiring Person;

(b) Require the Option be exercised within a set period of time after which the Options will be cancelled, and be null and void; or

(c) Require the Optionee to accept the net value of the Option (the fair market value less the exercise price) in exchange for the cancellation of this Option.

(d) For purposes of this Section 4.6, “Change of Control” means (i) the acquisition by any person or group (as that term is defined in the Securities Act (as hereinafter defined), and the rules promulgated pursuant to that act) in a single transaction or a series of transactions of 30% or more in voting power of the outstanding stock of the Company; (ii) a sale of all or substantially all of the assets of the Company; (iii) a merger, consolidation or reorganization involving the Company, following which the current shareholders of the Company as of the Date of Grant (the "Current Shareholders") will not have voting power with respect to at least 50% of the voting securities entitled to vote generally in the election of directors of the surviving entity; or (iv) the consummation of a sale by the Current Shareholders to a third party (an “Acquiring Party”) of some or all of the shares of Common Stock held by the Current Shareholders, which sale results in the Current Shareholders having voting power with respect to less than 50% of the voting securities entitled to vote in the election of directors of the Company.

4.7 Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.8 Governing Law.  This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware without regard to conflicts of laws thereof.

4.9 Amendments.  This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by the Optionee or such other person as may be permitted to exercise the Option pursuant to this Agreement and by a duly authorized representative of the Company.

4.10 Optionee Representations.  The Optionee hereby makes the following certifications, representations and covenants with respect to the Stock and the Option:

(a) The Option and all Stock purchased upon the exercise hereof, unless registered at the time of purchase under the Securities Act of 1933, as amended (the “Securities Act”), will be issued in reliance on exemptions from registration under the Securities Act and cannot be sold or transferred unless such sale or transfer is registered under the Securities Act and applicable state securities laws or meets the requirements of an exemption therefrom, in the opinion of counsel to the Company.  The Company may place an appropriate restrictive legend on the certificate or certificates evidencing such Stock summarizing these restrictions

(b) Optionee has a preexisting personal or business relationship with the Company and has such knowledge and experience in financial and business matters so that the Optionee is capable of evaluating the merits and risks of its investment in the Company.  Optionee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Option and the Stock.  Optionee is acquiring the Option, and will acquire the Stock upon the exercise of the Option, for investment for Optionee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof.

(c) Optionee acknowledges and understands that the Option and the Stock to be issued upon exercise of the Option constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee’s investment intent as expressed herein.  Optionee understands that the Option and the Stock, in the event Optionee exercises the Option, must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  Optionee further acknowledges and understands that the Company is under no obligation to register the Option or the Stock.  Optionee understands that the certificate evidencing the Stock following the exercise of the Option will be imprinted with a legend which prohibits the transfer of the Stock unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under applicable state securities laws.

(d) Optionee is familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions.  Rule 144 requires the resale to occur not less than one year after the later of the date the securities were sold by the Company or the date the securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the securities by an affiliate, or by a non-affiliate who subsequently holds the securities less than two years, the satisfaction of the following:  (i) the resale must be made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Exchange Act 0f 1934, as amended); and, in the case of an affiliate, (ii) the availability of certain public information about the Company, (iii) the amount of securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (iv) the timely filing of a Form 144, if applicable.

(e) Optionee further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.  Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

(f) The Company shall not be obligated to issue any shares of Stock pursuant to this Agreement if such sale or issuance, in the opinion of the Company or the Company’s counsel, might constitute a violation by the Company of any provision of law, including without limitation the provisions of the Securities Act.  The Company shall not be obligated to take any affirmative action in order to cause the grant or exercise of this Option or the issuance or sale of any shares of Stock pursuant hereto to comply with any law.

(g) If requested by the Company or any representative of the underwriters in connection with any registration of the offering of the Common Stock of the Company under the Securities Act, the Optionee shall not sell or otherwise transfer the Shares for a set period of time following the effective date of a registration statement filed under the Securities Act.  The Company may impose stop-transfer instructions with respect to the Stock subject to the foregoing restrictions until the end of such period.

4.11 Tax Consultation.  Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s receipt of the Option and purchase or disposition of the Stock.  OPTIONEE WILL CONSULT WITH ANY TAX CONSULTANTS OPTIONEE DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE STOCK. OPTIONEE IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

4.12 Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

4.13 Non-Guarantee of Employment.  Nothing in this Agreement shall confer upon Optionee any right to continued employment with the Company, if applicable, or interfere in any way with the right of the Company to terminate the employment of the Optionee at any time.

4.14 Entire Agreement.  The Grant Notice and any Exercise Notice is incorporated herein by reference.  This Agreement, the Grant Notice and the Exercise Notice constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof.

EXHIBIT A

TO GRANT NOTICE AND STOCK OPTION AGREEMENT

FORM OF EXERCISE NOTICE

Effective as of today, ___________, _____, the undersigned (“Optionee”) hereby elects to exercise Optionee’s option to purchase _________ shares of the common stock (the “Stock”) of American Surgical Holdings, Inc. (the “Company”) under and pursuant to the Grant Notice and Stock Option Agreement dated [_____________, _____], (the “Option Agreement”).  Capitalized terms used herein without definition shall have the meanings given in the Option Agreement.

Grant Date:	____________________
Number of Shares of Stock as to which Option is Exercised:	____________________
Exercise Price per Share:	$____
Total Exercise Price:	$____________
Certificate to be issued in name of:
Payment of Total Exercise Price: delivered herewith:	☐ Delivery herewith of $____________ (Representing the full Exercise Price for the Stock, as well as any applicable withholding tax) in cash or by check ☐ Net Issue Exercise pursuant to Section 3.4
Type of Option:	Non-Qualified Stock Option

OPTIONEE:

Print Name:

Address: